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                                 Exhibit (e)(15)

   Mutual Fund Sales and Service Agreement dated as of June 21, 2002 between
      Eastern Michigan Bank, One Group Dealer Services, Inc. and One Group
                         Administrative Services, Inc.

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ONE GROUP DEALER SERVICES, INC.
MUTUAL FUND SALES AND SERVICE AGREEMENT

This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), One Group Dealer Services, Inc. ("OGDS") and One Group Administrative Services, Inc. ("OGA"), with respect to those series of One Group Mutual Funds ("One Group") listed in Exhibit A hereto (each series referred to individually as a "Fund" and collectively as the "Funds") for whose shares of beneficial interest ("Shares") OGDS serves as Distributor and for whom OGDS provides or coordinates shareholder services.

A.   Financial Institution.
     ----------------------

1.   Status of Financial Institution.

     (a)  Financial Institution represents and warrants to OGDS:

               (i) That it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify OGDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon OGDS' written notice of termination to Financial Institution; and

     (b) That Financial Institution is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary.


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2.   Financial Institution Acts as Agent for its Customers.

     The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement:

     (a)  Financial Institution is acting as agent for the customer;

     (b)  The customer is for all purposes the customer of Financial Institution

     (c)  Each transaction is initiated solely upon the order of the customer;

     (d) As between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds;

     (e) Each transaction shall be for the account of the customer and not for Financial Institution's account; and

     (f) Each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement.

     Financial Institution will offer and sell the Shares of the Funds only in accordance with the terms and conditions of the applicable current Prospectus and Statement of Additional Information ("SAI") and will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by OGDS. Financial Institution shall not have any authority in any transaction to act as agent for OGDS or One Group.

B.   Sales of Fund Shares.
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1.   Execution of Orders for Purchase and Redemption of Shares.

     (a) All orders for the purchase of any Shares shall be executed at the then-current net asset value per share and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the applicable Fund prospectus. OGDS and One Group reserve the right to reject any purchase request in their sole discretion.

          The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and OGDS' written instructions to Financial Institution from time to time. Specifically,

          (i) orders to purchase and redeem shares received by Financial Institution prior to the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time ("ET")) ("Market Close") on any day that a Fund is open for business ("Day 1") will be electronically transmitted to One Group by 8:00 a.m., ET on the next day that the Fund is open for business ("Day 2") (such orders are referred to as "Day 1 Trades"); and

          (ii) orders to purchase and redeem shares received by Financial Institution after the Market Close on Day 1, but prior to the Market Close on Day 2 ("Day 2 Trades") will be electronically transmitted to One Group on the second day that a Fund is open for business following Day 1.

          (iii) If the Financial Institution cannot electronically transmit Day 1 Trades by 8:00 a.m. on Day 2, Financial Institution will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) ("Market Open") on Day 2.

     (b) Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2. One Group agrees that, consistent with


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          the foregoing, Day 1 Trades will have been received by One Group prior to the Market Close on Day 1 for all purposes, including, without limitation, effecting distributions.

     (c) Payments for Shares shall be made as specified in the applicable Fund prospectus, (i.e., by wire directly to State Street Bank and Trust Company, One Group's transfer agent). If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, OGDS reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof, including loss of profit.

C.   Miscellaneous.
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1.   Delivery of Prospectuses and Reports to Customers.

     Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of the initial purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution agrees to deliver to Shareholder, upon the request of OGDS, copies of amended prospectuses and to deliver or cause to be delivered to shareholders proxy solicitation materials and copies of the Funds' annual and semi-annual reports. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of a Fund or in any promotional materials or sales literature furnished to Financial Institution by OGDS or One Group.

2.   Blue Sky.

     (a) Shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A. OGDS will promptly notify Financial Institution in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A to this Agreement.

     (b)  Financial Institution agrees and certifies that:

          (i) It is licensed to offer and sell securities of open-end investment companies in all jurisdictions in which it plans to offer and sell such securities, or it is exempt from licensing requirements;

          (ii) It will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies; and

          (iii) It will not sell or offer for sale Shares of the Funds in any state or jurisdiction where the Shares have not been qualified for sale.

3.   Indemnification.

     (a) Financial Institution shall indemnify and hold harmless OGDS, OGA, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

          (i) any material breach by Financial Institution of any representations, covenants or warranties of this Agreement;

          (ii) any actions or omissions of OGDS, OGA, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral,



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                written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Institution; or

          (iii) any willful misconduct or negligence (as measured by industry standards) of Financial Institution, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

     (b) OGDS shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

          (i) any breach by OGDS of any representations, covenants or warranties of this Agreement or any provision of this Agreement;

          (ii) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

          (iii) any willful misconduct or negligence (as measured by industry standards) of OGDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement

     (c) OGA shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by OGA of any provision of this Agreement.

     (d) The agreement of the parties in this Section 3 to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address provided below in Section 8. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (d) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Section. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (e) The provisions of this Section 3 shall survive the termination of this Agreement.

4.   Customer Names Proprietary to Financial institution.

     (a) All information, including "nonpublic personal information" as that term in defined in Regulation S-P, relating to Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be disclosed to or used by OGDS, OGA, or their affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and



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          informational mailings relating to the Funds or as permitted by Rule
          15 of Regulation S-P. Notwithstanding the foregoing, this Section 5 shall not prohibit OGDS, OGA, or any of their affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

     (b) If applicable, Financial Institution will deliver One Group's privacy policy as required by Regulation S-P.

     (c) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     (d) The provisions of this Section 5 shall survive the termination of this Agreement.

5.   Security Against Unauthorized Use of Funds' Recordkeeping Systems.

     Financial Institution agrees to proved such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via (a) www.onegroup.com or any other URL maintained by One Group, (b) a
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     networking/data access arrangement or (c) computer hardware or software provided to Financial Institution by OGDS or OGA.

6.   Solicitation of Proxies.

     Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Section 7 will survive the termination of this Agreement.

7.   Certification of Customers' Taxpayer Identification Numbers.

     Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code of 1986, as amended, and any applicable Treasury regulations, and to provide OGDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

8.   Notices.

     (a) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

          (i)   personal delivery;

          (ii) postage prepaid, registered or certified United States first class mail, return receipt requested;

          (iii) overnight courier services; or

          (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

     (b) Unless otherwise notified in writing, all notices to OGDS or OGA shall be given or sent to OGDS or OGA at their offices located at 1111 Polaris Parkway, Columbus, Ohio, 43271-1235, Attn: President, and all notices to Financial Institution shall be given or sent to it at its address shown below.

9.   Records.


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     Financial Institution will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by One Group, will promptly make such records available to One Group.

10.  Termination and Amendment.

     (a) This Agreement shall become effective in this form as of the date executed by OGDS or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

     (b) This Agreement, including Exhibit A hereto, may be amended by OGDS from time to time by the following procedure. OGDS will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty
          (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by OGDS within such thirty days.

     (c) Notwithstanding the foregoing, this Agreement may be terminated as follows:

          (i) At any time, without the payment of any penalty, by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

          (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distribution Agreement" between One Group and OGDS, upon termination of the "Management and Administration Agreement" between One Group and OGA, or upon the termination of the applicable Distribution and Shareholder Services Plan(s); and

          (iii) by any party to this Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     (d) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.


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12.  Anti-Money Laundering Procedures.

     (a) Financial Institution will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and source of investor funds, and (ii) to maintain records of all investor transactions. Financial Institutionr will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide One Group and/or ODGS with any requested information about investors and accounts in the event that One Group and/or ODGS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

     (b) Financial Institution will, to the extent permitted by applicable law and regulations, notify One Group and/or OGDS of any concerns that Financial Institution may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

13.  Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of Delaware.

ONE GROUP DEALER SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By:  /s/ Mark A. Beeson
     ------------------------------------------------

Name:    Mark A. Beeson
      -----------------------------------------------

Title:   President
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Date:    6/21/02
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ONE GROUP ADMINISTRATIVE SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By:  /s/ Robert L. Young
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Name:    Robert L. Young
      ---------------------------------------------

Title:   COO
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Date:    6/21/02
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Eastern Michigan Bank One
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Financial Institution Name
(Please Print or Type)

Address    65 N. Howard Ave
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City:   Croswell                  State   MI             Zip Code  48422
       --------------------------        ---------------          --------------


By:   /s/ Kathlene Partaka
     ------------------------------------------------


Kathlene Partaka
-----------------------------------------------------
Authorized Signature

E.V.P.
-----------------------------------------------------
Title

Kathlene Partaka
-----------------------------------------------------
Print Name or Type Name

5-2202
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Dated


Mutual Funds Sales and Service Agreement.(e)(15)doc


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